Exhibit 99.1
4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

News Release

Pebblebrook Hotel Trust Provides Operating Update and Executes Contract to Acquire Margaritaville Hollywood Beach Resort in Hollywood, FL

Bethesda, MD, June 23, 2021 – Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today provided an update on recent operating trends, which continue to improve each week. The Company expects to achieve positive Adjusted EBITDAre in the second quarter of 2021 and positive Adjusted Funds from Operations (“FFO”) in the third quarter of 2021.

Please visit https://investor.pebblebrookhotels.com/investor-presentations-1/ to view the updated presentation the Company issued on its website with additional details on the current operating trends.

The Company also announced that it executed a contract to acquire the 369-room Margaritaville Hollywood Beach Resort in Hollywood, Florida for $270.0 million. The acquisition is anticipated to be funded from existing cash on hand and is targeted to be completed by the end of the third quarter of 2021. As part of the acquisition, the Company may assume up to $161.5 million of secured, non-recourse debt currently in place. The purchase is subject to normal closing conditions, and the Company offers no assurances that this acquisition will be completed on these terms or at all.

The Company also announced that it intends to market for sale the 189-room Villa Florence San Francisco on Union Square in San Francisco, California. However, the Company offers no assurances that a sale will be completed.

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 51 hotels, totaling approximately 12,600 guest rooms across 13 urban and resort markets with a focus on the west coast gateway cities. For more information, visit www.pebblebrookhotels.com and follow us at @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: the Company’s expectations regarding Adjusted EBITDAre and Adjusted FFO, the Company’s intent to market for sale a hotel property, the Company’s intent to acquire a hotel property and assume related debt, and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of June 23, 2021. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

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Contacts:

Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com